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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of ATX Telecommunications Services, Inc. for the registration of 60,000,000 shares of its common stock and to the incorporation by reference of our report dated March 3, 2000 with the respect to the consolidated financial statements and schedule of CoreComm Limited included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP



New York, New York
August 15, 2000